Exhibit 2.04

                            ASSET PURCHASE AGREEMENT



     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is dated April 11, 2000 and entered into by and between Empire Energy Corporation, a Utah corporation ("Empire") and Talisman Marketing, Inc., an Arizona corporation ("Talisman").


                                    RECITALS

     WHEREAS, Empire intends to purchase, and Talisman intends to sell, certain of Talisman's assets used in connection with Talisman's business, upon the terms and conditions of this Agreement, in return for 562,150 shares of newly issued common stock of Empire.

     WHEREAS, the asset purchase provided for hereby (the "Purchase") shall be consummated in accordance with the terms and conditions hereof and shall be consummated as of the date of the closing of this Agreement (the "Closing Date");

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the provisions hereinafter contained, Empire and Talisman agree as follows:


                                   ARTICLE ONE
                               PURCHASE OF ASSETS

Section 1.1 Purchased Assets; Excluded Assets.

     Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3.1), Talisman will sell to Empire, and Empire will purchase from Talisman, certain of the assets used in connection with the business of Talisman (collectively, the "Purchased Assets"), free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind ("Encumbrances"). The Purchased Assets shall include those items described on Schedule A to this Agreement. As used in this Agreement, capitalized terms not otherwise defined in this Agreement have the meanings set forth in the Schedules.

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Section 1.2 Liabilities Not Assumed.

     Except for certain assumed liabilities described on Schedule B (the Assumed Liabilities"), Empire will not assume and Talisman will pay and discharge, and will indemnify and hold Empire harmless for any debts, obligations or liabilities of Talisman, contingent or otherwise, including, without limitation, those arising under any contracts or those resulting from any violation of any securities law, rule or regulation, whether federal or state. Talisman will also indemnify and hold Empire harmless for any breach by Talisman or its shareholders of any representation, warranty or covenant of Talisman in this Agreement or any other agreement or instrument executed or delivered pursuant to this Agreement (each a "Related Agreement"), which representations, warranties, and covenants shall survive the Closing (as defined in Section 3.1).


                                   ARTICLE TWO
                     PURCHASE PRICE; PRORATIONS; ALLOCATIONS

     Section 2.1 Purchase Price; Payment. The consideration to be paid by Empire to Talisman for the Purchased Assets will be 562,150 shares of newly issued restricted common stock of Empire and the assumption of the Assumed Liabilities described on the attached Schedule B. At the Closing, Empire shall deliver its stock certificate representing such shares to Talisman.

     Section 2.2 Prorations. All taxes and assessments which are past due or have become due upon any of the Purchased Assets on or before the Closing Date will be paid by Talisman, together with any penalty or interests thereon. Current personal property taxes will be prorated and adjusted between Empire and Talisman as of the Closing on a due date basis.

     Section 2.3 Allocations. The consideration for the Purchased Assets will be allocated in accordance with Schedule C. This allocations will be conclusive and binding for all purposed and each party will file all income and other tax returns in a manner consistent with such allocation.

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                                  ARTICLE THREE
                                     CLOSING

     Section 3.1 Closing Date. Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement and the Related Agreements (the "Closing") will occur at a mutually agreeable time and place of _________________, 2000.

     Section 3.2 Actions to be Taken at the Closing.At the Closing, the parties will take the following actions and deliver the following documents:

          (a) Talisman shall deliver the Empire all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents including all necessary consents and approvals to the assignment of any leases (whether equipment or otherwise), agreements, and contracts, and any other documents necessary or required effectively to transfer the Purchased Assets to Empire with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever.

          (b) Talisman shall deliver actual possession of the Purchased Assets to Empire.

          (c) Talisman shall deliver to Empire a certificate executed by the President of Talisman on behalf of Talisman and under its corporate seal certifying that as of the Closing Date all the representation set forth in Article Four and all conditions set forth in Article Six of this Agreement shall have been complied with except those conditions which have been specifically waived by Empire.

          (d) Talisman shall deliver to Empire subscription agreements in form and substance satisfactory to Empire from each shareholder of Talisman who may receive restricted stock of Empire in the event Talisman liquidates following the Closing. Such subscription agreements shall contain representations that such shareholders are acquiring their shares of Empire for investment purposes only and not with a view toward redistribution or resale together with such further representations that Empire deems reasonably necessary to comply with all federal and state securities laws regarding the distribution of Empire shares to the shareholders of Talisman.

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          (e) At the Closing, Talisman shall deliver to Empire all books, records, books of account, lists of suppliers and customers of Talisman, as they relate to the Purchased Assets and all other documents, files, records, and other data, financial or otherwise relating to the Purchased Assets, which documents, books and records shall become the property of Empire. Empire agrees that it will preserve the documents, books and records so delivered to it for a period of five (5) years from the Closing Date, or for such other period as is required by any applicable law, and will permit Talisman or its authorized representatives reasonable access thereto in connection with the affairs of Talisman relating to its tax matter, but Empire shall not be responsible or liable to Talisman for or as a result of any loss or destruction of or damage to any such documents, books or records.

          (f) Empire will deliver the stock certificate representing 562,150 shares of its common stock to Talisman. Such stock certificate, as well as all stock certificates which may subsequently be issued to the shareholders of Talisman shall contain the following restrictive stock legend:

              The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under the Act.

          (g) The parties will take such other actions and will execute and deliver such other instruments, documents and certificates as are required by the terms of this Agreement and the Related Agreements or as may be reasonably requested by any party in connection with the consummation of the transactions contemplated therein.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Talisman represents and warrants as follows:

Section 4.1. No Breaches of Statute or Contract; Required Consents.
------------------------------------------------------------------

     Neither the execution and delivery of this Agreement or the related sale of assets by Talisman nor compliance by Talisman with the terms and provisions thereof will: (i) conflict with or result in a breach of any of the provisions of the articles of incorporation, bylaws or other governing instruments of Talisman, or any judgment, order, decree, or ruling to which Talisman is a party, or any injunction to which it is subject of any court of governmental authority or of any agreement, contract or commitment to which it is a party and which is material to the financial condition of Talisman considered as a whole, or (ii) require the affirmative consent or approval of any non-governmental third party (apart from stockholder approval referred to elsewhere herein).

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Section 4.2. Authorization of Agreement.

     Talisman has the corporate power to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and, subject to requisite stockholder approval, the performance of this Agreement by Talisman has been duly and validly authorized by the Board of Directors of Talisman, and Talisman has taken, or will use its best efforts to take prior to the Closing Date, all action required by law, its Articles of Incorporation and bylaws to authorize the execution, delivery and performance of this Agreement and Related Agreements.

Section 4.3. Further Representations.

     (a) Talisman is duly organized, validly existing and in good standing as a corporation under the laws of the State of Arizona; has full corporate power to carry on its business as it is now being conducted, and to own and operate the properties and assets it now owns or operates; and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties require such qualification.

     (b) Pursuant to its Articles of Incorporation, Talisman is authorized to issue 100,000,000 shares of common stock, no par value, of which a total of 3,372,900 shares are each validly issued, fully paid and nonassessable. Talisman has no other class of stock or convertible securities outstanding. There are no existing options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from Talisman shares of capital stock of any class, no outstanding securities of Talisman that are convertible into shares of capital stock of Talisman of any class, and no options, warrants or rights to purchase from Talisman any such convertible securities.

     (c) Talisman has heretofore delivered to Empire accurate and complete copies of the balance sheet of Talisman at December 31, 1999 (the "Talisman 1999 Balance Sheet") and the related statements of income, stockholders' equity and changes in financial position of Talisman from inception through December 31, 1999, in each case accompanied by the report thereon of Robert W. Howell, Certified Public Accountant. Such audited balance sheet fairly presents the financial position of Talisman at the date thereof and all such audited statements of income, stockholders; equity and changes in financial position present fairly the results of its operations, changes in stockholders; equity and changes in financial position for the periods indicated, in conformity with accounting principles generally accepted in the United States and consistently applied.

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     (d) Talisman has good and marketable title to all of the Purchased Assets described on the attached Schedule A. All of such Purchased Assets are free and clear of all mortgages, pledges, liens, charges, security interests or other encumbrances of any nature whatsoever, except for mortgages, pledges, liens, charges, security interests or other encumbrances as set forth in Schedule "B" which have been specifically assumed by Empire, liens for current taxes not yet due and payable, and imperfections of title, easements and encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the property or assets subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Talisman leases any substantial amount of real or personal property are in good standing, valid and effective in accordance with their respective terms, and under none of these leases is there any existing default, event of default or event that with notice or the lapse of time, or both, would constitute a default and in respect to which Talisman has not taken adequate steps to prevent a default from occurring.

     (e) Between December 31, 1999 and the date of this Agreement there has not been any material adverse change in the financial condition or in the operations, business or property of Talisman.

     (f) The structures, equipment, computers, and other physical assets of Talisman that are necessary to the operation of the business being conducted by it are in good operating condition and repair, subject only to the ordinary wear and tear of the business.

     (g) Neither Talisman nor, to the knowledge of its shareholders, any other party have breached any material provision of, or defaulted in any material respect of the terms of any contract or agreement to which Talisman is a party which would have a materially adverse effect upon the business or financial condition of Talisman.

     (h) Talisman will deliver such other lists, descriptions, information, schedules, documents and reports as may reasonably be requested by Empire.

     (i) To the best knowledge of its shareholders, there is no default or claim, purported or alleged default, or statement of facts under which lack of notice or the lapse of time, or both, would constitute a default on any obligation to be performed by Talisman under any material lease, contract, plan or other arrangement.

     (j) No suit, action or legal, administrative or arbitration proceeding, which might materially and adversely affect the overall financial condition, business or property, including Purchased Assets, of Talisman is pending or, to the knowledge of its shareholders, threatened.

     (k) Its shareholders have no knowledge of any tax liability or claim by any taxing authority for due but unpaid taxes, interest or penalties, nor has Talisman been advised of any request or demand for audit by any taxing authority.

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     (l) Talisman owns or possesses, or reasonably believes it can acquire on reasonable terms, adequate patent rights or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the business now operated by it, and Talisman has not received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, individually or in the aggregate, if subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the business, operations, properties, assets or condition, financial or otherwise, of Talisman.

     (m) The representations and warranties of its shareholders and Talisman shall be as of the date of this Agreement and as of the date of the Closing Date. All representations and warranties of Talisman are based upon knowledge only of its officers and directors and no one else.

     (n) Talisman further represents that, to the best of its knowledge, after reasonable inquiry, it believes that all but approximately 15 of its shareholders are "accredited" as that termis defined under Rule 144 promulgated under the Securities Act of 1933. In support of its reasonable belief respecting such share ownership, Talisman has obtained subscription agreements and/or investor questionnaires wherein such shareholders represent to Talisman that they are so accredited and no information has come to the attention of Talisman that would lead Talisman to believe or conclude that such representations were not true and correct when made.


                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE

Empire represents and warrants as follows:

Section 5.1. Accuracy of Information Statement and Exchange Act Filings.

     The information concerning Empire contained, or incorporated by reference, in the Exchange Act filings of Empire which have been provided to Talisman are responsive in all material respects to the requirements of the appropriate forms and related rules and regulations, and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

Section 5.2. Status of Empire Shares.

     The shares of common stock to be issued to Talisman pursuant to this Asset Purchase Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable.

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Section 5.3. No Breach of Contract; Required Consents.

     Neither the execution and delivery of this Agreement nor compliance by Empire with the terms of provisions hereof will: (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or bylaws or other governing instruments of Empire, or any judgment, order, decree, or ruling to which Empire is a party, or any injunction to which it is subject of any court or government authority, or of any agreement, contract or commitment to which Empire is a party and which is material to the financial condition or results of operations or conduct of the business of Empire considered as a whole, or (ii) require the affirmative consent or approval of any non-governmental third party.

Section 5.4. Authorization of Agreement.

     Empire has the corporate power to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Empire have been duly and validly authorized and approved by the Board of Directors of Empire; and Empire has taken, or will use its best efforts to take prior to the Effective Date, all action required by law, its Articles of Incorporation or bylaws to authorize the execution, delivery and performance of this Agreement.


                                   ARTICLE VI
                         CONDUCT AND TRANSACTIONS PRIOR
                                 TO CLOSING DATE

Section 6.1. Access; Operation of Business between the date of this Agreement and the Effective Date.

     (a) Access. Talisman and Empire each agrees to furnish the other with such financial and operating data and other information with respect to the business and properties of it as the other shall from time to time reasonably request in furtherance of consummating the purchase of assets; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder. In the event of termination of this Agreement, Talisman and Empire will each return to the other all documents and other material obtained from the other in connection with the transactions contemplated hereby, and each shall maintain the confidentiality of such materials.

     (b) Talisman and Empire shall continue to conduct their business in conformity with established industry practice in a diligent manner and will use their best efforts to preserve intact their present business organizations and preserve their relationships with persons having business dealings with them.

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                                                                    Exhibit 2.04


     (c) No Mergers. Talisman will not merge or consolidate with any other corporation, or acquire any stock or, except in the ordinary course of business, any business, property or assets of any other person, firm, association, corporation or other business organization.

     (d) No Securities Issuances. Talisman will not issue any shares of any class of its capital stock, or enter into any contract, or grant any option, warrant or right, calling for the issuance of any such shares, and will not create or issue any securities convertible into any such shares or convertible into securities in turn so convertible or enter into any contract, or grant any option, warrant or right, calling for the issuance of any such convertible securities.

Section 6.2. Preparation of Information Statement.

     Both Talisman and Empire acknowledge that they will participate in the preparation of an information statement or similar package to be sent to the shareholders of Talisman relating to the disclosure of the transaction contemplated by this Agreement and the opportunity to exercise dissenter's rights.

Section 6.3 Stockholder Approval of Talisman.

     Talisman acknowledges and represents that the execution of consent minutes which approve and ratify this Agreement shall constitute all necessary shareholder approval of the transaction contemplated hereby as is necessary under Arizona law.


                                   ARTICLE VII
                CONDITIONS TO OBLIGATIONS OF EMPIRE AND TALISMAN

Section 7.1. General Conditions.

     The obligations of the parties hereto to effect the Asset Purchase shall be subject to the following conditions:

     (a) No Governmental Proceedings. No governmental action or proceeding shall have been instituted or be threatened at the Closing Date by or before a court or other governmental body, agency or authority to restrain or prohibit the transactions contemplated by this Agreement.

     (b) No Litigation. There shall be no litigation pending at the Closing Date challenging the authority of either Empire or Talisman or the officers or directors of either to enter into this Agreement or seeking to restrain or prohibit the transactions contemplated hereby, which the Board of Directors of either Empire or Talisman shall reasonably believe to present a substantial risk either of restraining or prohibiting such transactions or of resulting in the award of material damages or other relief.

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                                                                    Exhibit 2.04


     (c) Statutory Requirements and Approvals. All statutory requirements for the valid consummation by Talisman and Empire of the transactions contemplated by this Agreement and the Plan shall have been fulfilled; no approvals of the transactions contemplated by this Agreement shall be required from any federal or state governmental agency or authorities.

Section 7.2. Conditions of Obligation of Empire.

     The obligation of Empire to effect the Asset Purchase shall be subject to the following conditions:

     (a) Representations and Warranties of Talisman to be True. The representations and warranties of Talisman herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; Talisman shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Talisman shall have delivered to Empire a certificate of Talisman in form and substance satisfactory to Empire, dated the Closing Date and signed by its President or Vice President to all such effects.


Section 7.3. Conditions of Obligation of Talisman.

     The obligations of Talisman to effect the Asset Purchase shall be subject to the following conditions:

     (a) Representations and Warranties of Empire to be True. The representations and warranties of Empire herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time, except to the extent waived hereunder or affected by the transactions contemplated herein; Empire shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing Date; and Empire shall have delivered to Talisman a certificate of Empire in form and substance satisfactory to Talisman, dated the Closing Date and signed by its President and its principal financial officer, to all such effects.

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                                                                    Exhibit 2.04

                                  ARTICLE VIII
                                 INDEMNIFICATION

Section 8.1. Continuation of Representations and Warranties.

     Empire and Talisman agree that the representations, warranties and covenants of Empire and Talisman contained herein or in any instrument or certificate delivered hereunder shall survive the Closing Date, regardless of any investigation or inquiry by or on behalf of Empire and Talisman.

Section 8.2. Indemnification by Talisman.

     Talisman agrees to indemnify and hold harmless Empire and each person, if any, who controls Empire within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, claims, damages and expenses (including interest, expenses of litigation and attorney's fees) arising out of or as a result of any inaccuracy or breach of any of the representations, warranties and covenants of Talisman contained in this Agreement and contained in any instrument, schedule or certificate delivered to Empire pursuant to this Agreement, or the defense or settlement of any claim asserted against Empire challenging any such representation, warranty and covenant, or the failure or default of Talisman to perform or observe any covenant or condition under this Agreement.

Section 8.3. Indemnification by Empire.

     Empire agrees to indemnify and hold harmless Talisman and each person, if any, who controls Talisman against any and all losses, liabilities, claims, damages and expenses (including interest, expenses of litigation and attorneys' fees) arising out of or as a result of any inaccuracy or breach of any of the representations, warranties and covenants of Empire contained in this Agreement and contained in any instrument or certificate, delivered to Talisman pursuant to this Agreement, or the defense or settlement of any claim asserted against Talisman challenging any such representation, warranty and covenant, or the failure or default of Empire to perform or observe any covenant or condition under this Agreement.

Section 8.4. Notice.

     Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this Agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

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                                   ARTICLE IX
                      MODIFICATION, WAIVERS AND ABANDONMENT

Section 9.1. Modification.

     Talisman and Empire may, by mutual consent of the respective Board of Directors, amend, modify or supplement this Agreement in such manner as may be mutually agreed upon in a writing executed by Talisman and Empire at any time before or after action thereon by the stockholders of Talisman and Empire; provided, however, that no such amendment, modification or supplement shall affect the rights of the stockholders of Talisman or Empire in a manner which is materially adverse to such stockholders in the judgment of the Board of Directors of Talisman and Empire, respectively.

Section 9.2. Waivers.

     Each of Talisman and Empire may, pursuant to action by its respective Board of Directors, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained herein; provided, however, that no such waiver or extension shall affect the rights of the stockholders of Talisman or Empire in a manner which would be materially adverse to such stockholders.

Section 9.3. Abandonment.

     The Asset Purchase may be abandoned before the Closing Date without liability on the part of any party hereto exercising such right of abandonment or restriction on the future activities of either party hereto:

     (a) Mutual Consent. By the mutual consent of the Boards of Directors of Empire and Talisman evidenced by a writing executed by Empire and Talisman or;

     (b) Lapse of Time. By the Board of Directors of Empire or Talisman if the Effective Date has not occurred on or prior to April 30, 2000; provided, however, that such date shall be extended for up to twenty-five (25) days in the event an order restraining or prohibiting the Exchange has been issued by any public authority or court.

     The power of abandonment provided for by this Section 9.3 may be exercised by Empire or Talisman only by their respective Boards of Directors and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its Chairman of the Board or President, shall have been given to the other. Abandonment shall not affect any rights theretofore accruing hereunder.

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                                                                    Exhibit 2.04


                                    ARTICLE X
                               ADDITIONAL MATTERS

Section 10.1. Closing.

     The Closing of the Asset Purchase contemplated by this Agreement shall take place at such time and place as may be convenient to all the parties but in no event later than April 30, 2000.

Section 10.2. Notices.

     All notices, requests, demands and other communications which are required of permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed by registered or certified mail, postage pre-paid, as follows:

     If to Empire to:
           c/o Norman L. Peterson
           11011 King Street, Suite 260B
           Overland Park, Kansas 66210

     If to Talisman to:
           Gary J. Kershner
           3290 S. Camino del Sol, Suite 140
           Green Valley, AZ 85614

Section 10.3. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Section 10.4. Entire Agreement.

     This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relation to the subject matter hereof.

Section 10.5. No Implied Rights or Remedies.

     Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than Empire and Talisman and their stockholders, any rights or remedies under or by reason of this Agreement.

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Section 10.6. Headings.

     The headings in this Agreement are inserted for convenience of reference only and shall not be part of, or control or affect the meaning of, this Agreement.

Section 10.7. Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers there unto duly authorized, all as of the day and year first above written.


Empire Energy Corporation                   Talisman International, Inc.
a Utah corporation                          an Arizona corporation


By:  /s/  Norman L. Peterson                By:  /s/  Gary J. Kershner
   -------------------------------             --------------------------------
          Norman L. Peterson                          Gary J. Kershner
          President                                   Chairman of the Board


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